EXHIBIT 99

[GRAPHIC                                         THE BEAR STEARNS COMPANIES INC.
OMITTED]                                                      383 Madison Avenue
                                                              New York, NY 10179
                                                              Tel (212) 272-2000
                                                             www.bearstearns.com


FOR IMMEDIATE RELEASE

Contact:    Elizabeth Ventura
            (212) 272-9251
            eventura@Bear.com
            -----------------

            Russell Sherman
            (212) 272-5219
            russellsherman@Bear.com
            -----------------------

          BEAR STEARNS CEO AND CFO FILE CERTIFICATIONS WITH THE SEC

NEW YORK, New York -- August 14, 2002-- The Bear Stearns Companies Inc. announced today that it has submitted the Statements relating to Exchange Act Filings by its chief executive and chief financial officers with the US Securities and Exchange Commission (SEC) in compliance with their June 27, 2002 order. The order requires sworn statements from the executive officers of the 947 largest publicly traded companies. The certifications address the company's Form 10-K report for 2001; Form 10-Q reports for the first and second quarters of 2002; the company's 2002 proxy statement to shareholders and other recent filings. The certifications state that these SEC reports do not contain untrue statements of material fact or omissions of material fact that would make the reports misleading.

      James E. Cayne, chairman and chief executive officer, and Samuel L. Molinaro, Jr., executive vice president and chief financial officer, executed the certifications two months ahead of the October 15, 2002 due date.

      Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $31.0 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange


            ATLANTA | BEIJING | BOSTON | CHICAGO | DALLAS | DENVER |
                     DUBLIN | HERZLIYA | HONG KONG | LONDON

            LOS ANGELES | LUGANO | MILAN | NEW YORK | SAN FRANCISCO | SAN JUAN | SAO PAULO | SEOUL | SHANGHAI | SINGAPORE | TOKYO


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and futures sales and trading, asset management and custody services. Through
Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including securities lending. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.